Exhibit 10.1

AMENDMENT NO. 1 TO

2017 EMPLOYEE STOCK PURCHASE PLAN

OF

APELLIS PHARMACEUTICALS, INC.

The 2017 Employee Stock Purchase Plan (the “Plan”) of Apellis Pharmaceuticals, Inc. is hereby amended as follows:

1.        Section 2(b) of the Plan is hereby deleted and a new Section 2(b) is inserted in lieu thereof which shall read as follows:

“(b)        they have been employed by the Company or a Designated Subsidiary for at least thirty (30) days prior to enrolling in the Plan.”

2.        Section 9(a) of the Plan is hereby deleted and a new Section 9(a) is inserted in lieu thereof which shall read as follows:

“(a)        On the first day of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to 5,000 shares of Common Stock; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on September 24, 2020